                                                Filed Pursuant to Rule 424(b)(5)
                           Registration Statement No. 333-47068 and 333-48068-01

        PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 14, 2000
                                       OF

                              CALPINE CORPORATION
                                  RELATING TO
                        RESALES BY SELLING SHAREHOLDERS
                                       OF

                      5% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES(SM))

     The Prospectus dated November 14, 2000, as supplemented to date (the "Prospectus") relating to resales by selling shareholders of 5% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES(SM)), is hereby supplemented by amending the "Selling Holders" section on pages 24-28 thereof, by inserting the following as a new selling holder in the appropriate alphabetical location:

                                                              NUMBER OF
                                                                HIGH
SELLING HOLDER                                                  TIDES
--------------                                                ---------
Morgan Stanley..............................................   10,000

     In addition, the Prospectus is further supplemented by changing the entry under the column "Number of HIGH TIDES" with respect to the Selling Holder identified below to the corresponding entry below the column "New Number of HIGH TIDES" set forth below.

                                                                 NEW
                                                              NUMBER OF
                                                                HIGH
SELLING HOLDER                                                  TIDES
--------------                                                ---------
Goldman Sachs and Company...................................   37,700

                  Prospectus Supplement dated January 30, 2002